                                                                  EXHIBIT 20.1.9

                           AMENDMENT NO. 1 TO AMENDED
              AND RESTATED COLLATERAL AGENCY AND SECURITY AGREEMENT

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED COLLATERAL AGENCY AND SECURITY AGREEMENT (this "Amendment No. 1"), dated as of February 19, 2002, is
                          ---------------
made by and between Imperial Credit Industries, Inc. (the "Grantor") in favor of
                                                           -------
and for the benefit of Wilmington Trust Company ("WTC"), acting hereunder not
                                                  ---
individually but solely as collateral agent (in such capacity, the "Collateral
                                                                    ----------
Agent") for the benefit of (i) the Senior Secured Debt Purchasers, (ii) Chase
-----
Manhattan Bank and Trust Company, N.A. ("Senior Debt Trustee"), not individually
                                         -------------------
but solely as trustee for the holders of the Exchange Notes and (iii) Chase Manhattan Bank and Trust Company, N.A. ("Subordinated Debt Trustee"), not
                                         -------------------------
individually but solely as trustee for the Convertible Subordinated Debt Purchasers (the Senior Secured Debt Purchasers, the Senior Debt Trustee and the Subordinated Debt Trustee, together with any successors and assigns, are individually referred to herein as a "Secured Party" and collectively referred
                                      -------------
to herein as the "Secured Parties"), with respect to the following facts:
                  ---------------

                                    RECITALS:

         A. Pursuant to that certain Master Recapitalization Agreement dated as of March 29, 2001 (as amended, the "Recapitalization Agreement"), the Grantor
                                    --------------------------
sold to the Senior Secured Debt Purchasers $16,200,000 in aggregate principal amount of 12% Senior Secured Notes originally due April 30, 2002 (the "Series A
                                                                       --------
Senior Secured Debt") and pursuant to that certain Amended and Restated
-------------------
Collateral Agency and Security Agreement, dated as of June 28, 2001, by and between the Grantor and the Collateral Agent (the "Existing Security
                                                   -----------------
Agreement"), the Grantor has granted to the Collateral Agent for the benefit of
---------
the Secured Parties certain rights and interests in the collateral referred to therein.

         B. Concurrently herewith, the Grantor is entering into a Standstill, Forbearance and Amendment Agreement, dated as of February 19, 2002 (the "Standstill Agreement"), with each of the Senior Secured Debt Purchasers and a
 --------------------
Restructuring Agreement, dated as of February 19, 2002 (the "Restructuring
                                                             -------------
Agreement"), with the Stephen Adams Living Trust (the "Adams Trust"), as sole
---------                                              -----------
holder of the Convertible Subordinated Debt, and Southern Pacific Bank. The Standstill Agreement and the Restructuring Agreement will, among other things, resolve certain disputes between the Grantor and certain of the Senior Secured Debt Purchasers and the holder of the Convertible Subordinated Debt regarding the Grantor's debt to such parties and require, among other things, that an additional series of the Series A Senior Secured Debt be issued to the Adams Trust in aggregate principal amount of $6,382,877 (the "Series B Senior Secured
                                                        -----------------------
Debt") in exchange for $6,000,000 in an aggregate principal amount of the
----
Convertible Subordinated Debt and additional principal amounts of Convertible Subordinated Debt issuable in payment of 50% of the interest payable on January 30, 2002 in respect of the Convertible Subordinated Debt. It is also a condition precedent to the effectiveness of the Standstill Agreement that the Existing Security Agreement be amended to provide that the issuance of the Series B Secured Debt is included in the obligations secured thereby.

         C. The Grantor desires to amend certain provisions of the Existing Security Agreement and the Collateral Agent is willing to do so.

         NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Collateral Agent mutually agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1 Certain Definitions. Unless otherwise defined or the
                     -------------------
context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings given to such terms in the Existing Security Agreement or the Recapitalization Agreement, as applicable. The term "Amended
                                                                      -------
Security Agreement" when used in this Amendment No. 1 shall mean the Existing
------------------
Security Agreement as amended by this Amendment No. 1.

                                   ARTICLE II

                    AMENDMENTS TO EXISTING SECURITY AGREEMENT

         Section 2.1 Defined Terms. For all purposes of the Existing Security
                     -------------
Agreement, the following defined terms are replaced or added, as applicable, as follows.

                  (a) Replaced Definition. The definition of the terms "Senior
                      -------------------
Secured Debt" and "Senior Secured Debt Purchasers" are deleted and the following definitions are inserted in their respective places:

                  "Senior Secured Debt" means the $16,200,000 in aggregate
                   -------------------
principal amount of Series A Senior Secured Debt and the $6,382,877 in aggregate principal amount of Series B Senior Secured Debt issued pursuant to the Restructuring Agreement.

                  "Senior Secured Debt Purchasers" means (i) those Persons
                   ------------------------------
identified as such in Exhibit A to the Recapitalization Agreement, as the purchasers of the Series A Senior Secured Debt, and (ii) the Stephen Adams Living Trust, as the purchaser of the Series B Senior Secured Debt."

                  (b) New Defined Terms. There shall be added to the Existing
                      -----------------
Security Agreement, and as used in the definition of Senior Secured Debt therein, the following new definitions:

                  "Amendment No. 1" means Amendment No. 1 to Amended and
                   ---------------
Restated Collateral Agency and Security Agreement, dated as of February 19, 2002, being entered into concurrently herewith by and between Imperial Credit Industries, Inc. in favor of and for the benefit of Wilmington Trust Company, as collateral agent.

                  "Restructuring Agreement" has the meaning set forth in Recital
                   -----------------------                               -------
B of Amendment No. 1.
-

                  "Series A Senior Secured Debt" has the meaning set forth in
                   ----------------------------
Recital A of Amendment No. 1.
---------

                  "Series B Senior Secured Debt" has the meaning set forth in
                   ----------------------------
Recital B of Amendment No. 1.
---------

                  "Standstill Agreement" has the meaning set forth in Recital B
                   --------------------                               ---------
of Amendment No. 1.

         Section 2.2 Amendments to Section 10(h). Section 10(h) of the Existing
                     ---------------------------
Security Agreement is amended by deleting the existing text of such subsection in its entirety and inserting in its place the following:

                  "(h) Distribution of Proceeds. All amounts owing with respect
                       ------------------------
to the Secured Obligations shall be secured by the Collateral without distinction as to whether some Secured Obligations are then due and payable and other Secured Obligations are not then due and payable. Upon any realization upon the Collateral, by acceptance of the Senior Secured Debt or execution and delivery of the Exchange Notes Indenture or the Subordinated Debt Indenture or the Standstill Agreement, as the case may be, the Secured Parties agree that the proceeds thereof shall be applied, (i) first, to the amounts owing by the Grantor to the Collateral Agent solely in its capacity as Collateral Agent hereunder pursuant to this Agreement, (ii) second, ratably to the payment of all amounts of interest outstanding on the Series A Senior Secured Debt according to the aggregate amounts of such interest then owing to each Senior Secured Debt Purchaser, (iii) third, ratably to all amounts of principal outstanding under the Series A Senior Secured Debt according to the aggregate amounts of such principal then owing to each Senior Secured Debt Purchaser, (iv) fourth, ratably to the payment of all amounts of interest outstanding on the Series B Senior Secured Debt according to the aggregate amounts of such interest then owing to each Senior Secured Debt Purchaser then owning Series B Senior Secured Debt, (v) fifth, ratably to all amounts of principal outstanding under the Series B Senior Secured Debt according to the aggregate amounts of such principal then owing to each Senior Secured Debt Purchaser then owning Series B Senior Secured Debt,
(vi) sixth, ratably to all other amounts then due to the Senior Secured Debt Purchasers, including fees and expenses, (vii) seventh, to all fees and out-of-pocket expenses owed to the Senior Debt Trustee and Subordinated Debt Trustee under the Exchange Note Indenture and the Subordinated Debt Indenture, as the case may be, (viii) eighth, ratably to the payment of all amounts of interest outstanding on the Exchange Notes according to the aggregate amounts of such interest then owing to each holder thereof, (ix) ninth, ratably to all amounts of principal outstanding under the Exchange Notes according to the aggregate amounts of principal then owing to each holder thereof, (x) tenth, ratably to all other amounts then due to the holders of the Exchange Notes, including fees and expenses, (xi) eleventh, ratably to the payment of all amounts of interest outstanding on the Convertible Subordinated Debt according to the aggregate amounts of interest then owing to each Convertible Subordinated Debt Purchaser, (xii) twelfth, ratably to all amounts of principal outstanding under the Convertible Subordinated Debt according to the aggregate amounts of principal then owing to each Convertible Subordinated Debt Purchaser, (xiii) thirteenth, ratably to all other amounts then due to the Convertible Subordinated Debt Purchasers, including fees and expenses and
(xiv) fourteenth, the balance, if any, shall be returned to the Grantor or such other Persons as are entitled thereto. Upon the request of the Collateral Agent prior to any distribution under this Section 10(h), each Secured Party shall
                                     -------------
provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in clauses (ii) through (xiii) above that each such Secured Party believes it is entitled to receive, together with such wire transfer information or other payment instructions as the Collateral Agent may reasonably request."

         Section 2.3 Other Amendments. In order to reflect the impact of
                     ----------------
execution of the Standstill Agreement by all of the Senior Secured Debt Purchasers in binding the Senior Secured Debt Purchasers to the applicable provisions of the Amended Security Agreement, each reference in the Existing Security Agreement to "by acceptance of the Senior Secured Debt" shall be deemed to be changed to "by acceptance of the Senior Secured Debt and execution of the Standstill Agreement".

                                  ARTICLE III

                                  MISCELLANEOUS

         Section 3.1 Continuing Force and Effect. Except as amended hereby, the
                     ---------------------------
Existing Security Agreement shall remain unmodified and in full force and effect. The parties hereby ratify and confirm the Existing Security Agreement, as amended concurrently herewith.

         Section 3.2 Counterparts. This Amendment No. 1 may be executed in any
                     ------------
number of counterparts. Each counterpart shall be deemed an original and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page. Any signature page of this Amendment No. 1 may be detached from any identical counterpart of this Amendment No. 1 having attached to it one or more additional signature pages.

         Section 3.3 Titles and Headings. The titles and headings of the
                     -------------------
Sections of this Amendment No. 1 are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment No. 1.

         Section 3.4 Changes and Modifications In Writing. No provision of this
                     ------------------------------------
Amendment No. 1 may be changed or modified except by an instrument in writing signed by the party against whom enforcement of the change or modification is sought.

         IN WITNESS WHEREOF, the duly authorized representatives of the Grantor and the Collateral have executed this Amendment No. 1 as of the date first above written.

                                     IMPERIAL CREDIT INDUSTRIES, INC.


                                     By:________________________________________
                                     Name:   Richard S. Cupp
                                     Title:  Chief Executive Officer

                                     Address:     23550 Hawthorne Boulevard
                                                  Building 1, Suite 110
                                                  Torrance, California 90505
                                     Facsimile:   (310) 791-373-9955


                                     WILMINGTON TRUST COMPANY, in its capacity as Collateral Agent on behalf of the Secured Parties


                                     By:________________________________________
                                     Name:  Daniel M. Reser
                                     Title: Authorized Signer

                                     Address:    Rodney Square North
                                                 1100 N. Market Street
                                                 Wilmington, DE 19890
                                                 Attention: Corporate Trust
                                                    Administration
                                     Facsimile:  (302) 636-4143